UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 13, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information furnished in this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.

On March 13, 2012, Albert F. Hummel, the President and Chief Executive Officer of Obagi Medical Products, Inc. (the “Company”), will present a corporate overview at the 24th Annual Roth OC Growth Stock Conference to be held at the Ritz Carlton Hotel in Dana Point, California. The presentation will take place at 9:30 a.m. (Pacific Time). A copy of the presentation is attached hereto as Exhibit 99.1, which is incorporated herein by reference. A live webcast of the presentation will be available via the internet by visiting the Investor Relations section of the Company's web site at www.obagi.com. The archived presentation will be available on the web site for 30 days.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Presentation of Obagi Medical Products, Inc. dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: March 13, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer